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                                  EXHIBIT 22

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 16, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Nautica Enterprises, Inc. (formerly State-O-Maine, Inc.) on Form 10-K for the year ended March 1, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Nautica Enterprises, Inc. (formerly State-O-Maine, Inc.) on Forms S-8 (File No. 33-1488, File No. 33-45823, File No. 33-36040, File No. 333-55711 and File No. 333-60895).

GRANT THORNTON LLP

New York, New York
May 27, 2003